Exhibit 10.2

EXECUTION COPY

SECOND AMENDMENT TO THE

UNITED MILEAGE PLUS® PARTICIPATION AGREEMENT

THIS SECOND AMENDMENT is entered into as of the 8th day of February, 2008 (the “Second Amendment Effective Date”), by and between MILEAGE PLUS HOLDINGS, INC. , a Delaware corporation, having its principal place of business at 1200 East Algonquin Road, Elk Grove Village, Illinois 60007 (“MPH”) and REWARDS NETWORK SERVICES INC., a Delaware corporation, having its principal place of business at Two North Riverside Plaza, Suite 950, Chicago, Illinois 60606 (“RN”).

RECITALS

WHEREAS, MPH and RN entered into the United Mileage Plus® Participation Agreement, effective January 1, 2006, and denominated as United Contract Number 171037, as amended by that certain First Amendment to the United Mileage Plus® Participation Agreement, dated September 28, 2007 (collectively, the “Agreement”), which is currently in full force and effect; and

WHEREAS, MPH and RN desire to amend the Agreement in accordance with the terms and conditions contained in this Second Amendment.

AGREEMENT

NOW, THEREFORE, in consideration of the promises, covenants and the mutual obligations hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, MPH and RN hereby agree as follows:

1. Bistro Settlement. MPH acknowledges and agrees that RN may purchase miles pursuant to this Agreement at the rate set forth on Exhibit A to satisfy awards to Qualified Claimants as part of the settlement of that certain class action lawsuit styled as Bistro Executive, Inc., dba Tournesol, et al. v. Rewards Network Inc., et al., Case No. CV-04-4640-CBM, as approved finally by the United States District Court for the Central District of California (the “Lawsuit”). Such Mile awards to be purchased by RN as part of the final and approved settlement of the Lawsuit will be provided to Qualified Claimants in three separate installments prior to December 31, 2009. As used in this Agreement, “Qualified Claimants” means each person/entity that files a claim for compensation under the terms of the final settlement approved in the Lawsuit (such compensation including awards of frequent flyer miles), that, as part of the claim filed, the Qualified Claimant designates the Program as the source of its frequent-flyer mile award, and which claim is approved by the claims administrator as part of the claims process. This provision shall survive the expiration or termination of the Agreement until such time as the final Mile awards are made by RN to Qualified Claimants in 2009 and MPH has posted the miles to the frequent flyer accounts designated by RN.

2. Miscellaneous.

A.	Defined Terms. All capitalized terms used but not defined in this Second Amendment shall have the meanings ascribed to them in the Agreement.

B.	Continuing Force and Effect. The Parties agree that, except for those modifications set forth in this Second Amendment, all terms and provisions of the Agreement shall remain unchanged and in full force and effect. In the event of any conflict between this Second Amendment and the Agreement, the terms of this Second Amendment control as to its subject matter.

C.	References to Agreement. This Second Amendment and the Agreement shall hereafter be read and construed together as a single document, and all references in

PROPRIETARY & CONFIDENTIAL

EXECUTION COPY

the Agreement to “this Agreement”, “hereunder”, “hereof”, or words of similar import shall hereafter refer to the Agreement as amended by this Second Amendment.

D.	Recitals. The recitals set forth above are incorporated herein and are acknowledged by the Parties to be true and correct and are made a part hereof.

E.	Counterparts. This Second Amendment may be executed in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Execution may be effected by facsimile delivery of signature pages (and the Parties shall follow such delivery by prompt delivery of originals of such pages).

IN WITNESS WHEREOF, the Parties have caused this Second Amendment to be executed and delivered by their duly authorized representatives as of the Second Amendment Effective Date.

REWARDS NETWORK SERVICES INC.		UAL LOYALTY SERVICES, INC. on behalf of MILEAGE PLUS HOLDINGS, INC.

By:	/s/ Megan E. Flynn	By:	/s/ Robert Sahadevan
	Megan E. Flynn		Robert Sahadevan
	Senior Vice President, Business Development		Vice President – Mileage Plus

PROPRIETARY & CONFIDENTIAL

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